Exhibit 10.2
EXERCISE AND CONVERSION AGREEMENT

THIS EXERCISE AND CONVERSION AGREEMENT is made and entered into as of this 12th day of January, 2006 (the “Agreement”) by and among Sentinel Technologies, Inc., a Delaware corporation (“STI”); Sentinel Operating, L.P., a Texas limited partnership and an affiliate of STI (“Sentinel”); Tidel Technologies, Inc., a Delaware corporation (the “Company”); and Laurus Master Fund, Ltd., a Cayman Island company (the “Security Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (defined below).

RECITALS

A.     Prior to or contemporaneously with the execution and delivery of this Agreement, Sentinel, the Company and Tidel Engineering, L.P., a Delaware limited partnership and an affiliate of the Company (“Engineering”), are entering into an Asset Purchase Agreement, dated as of dated the date hereof (the “Purchase Agreement”), which provides that, upon the terms and subject to the conditions set forth therein, Sentinel will purchase the assets of Division from the Company and Engineering (the “Transaction”).

B.     In connection with the Transaction, and subject to the terms and conditions of this Agreement, Security Holder has agreed to convert on or prior to the record date (the “Record Date”) $5,400,000 (the “Conversion Amount”) of the outstanding principal amount of the Note (as hereafter defined) into fully paid and nonassessable shares of the Company’s common stock (the “Common Stock”) in accordance with the terms of the Note. For purposes hereof, the term “Note” means the Convertible Term Note in the initial principal amount of $6,450,000, dated November 25, 2003 together with an additional $292,987 principal amount added thereto on November 26, 2004, made by the Company in favor of the Seller. For the avoidance of doubt, the parties hereto hereby acknowledge that the Security Holder is not hereby agreeing to exercise any warrants issued by the Company in favor of the Security Holder nor to convert into Common Stock any amounts owing by the Company to the Security Holder under the Convertible Term Note in the initial principal amount of $600,000 dated November 26, 2004 made by the Company in favor of the Security Holder.

C.     As a condition to their willingness to enter into the Purchase Agreement, Sentinel has requested that the Security Holder enter into this Agreement.

D.    In order to induce Sentinel to enter into the Purchase Agreement, the Security Holder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

EXERCISE, CONVERSION AND VOTING AGREEMENT

1.1.	Exercise and Conversion Agreement.

Subject to the satisfaction of the conditions in Section 1.2 of this Agreement, no more than three business days prior to the Record Date, but in any event no later than the Record Date, the Security Holder shall convert into Common Stock an aggregate principal amount of the Note at least equal to the Conversion Amount (pursuant to the terms thereof). The Company agrees that, as of a time immediately prior to the date the Security Holder converts the Conversion Amount of the Note, it shall and does waive, if any, any provision of any agreement, contract, arrangement or document entered into by the Company and any of its affiliates and the Security Holder pursuant to which the Security Holder and any of its affiliates is restricted from converting the Conversion Amount of the Note, but only to the extent required for the Security Holder to convert the Conversion Amount of the Note. Subject to the terms of this Agreement, Company shall give effect to the conversion of the Note in accordance with the terms of the Note. The Company hereby waives any requirement for notice of conversion, if any, set forth in any provision of any agreement, contract, arrangement or document entered into by the Company and any of its affiliates and the Security Holder.

1.2.	Conditions to Exercise of Warrants and Conversion of Notes.

Security Holder shall have no obligation to convert the Conversion Amount of the Note unless:

(a)     the Record Date has been set as no later than January 13, 2006;

(b)     the Security Holder has been notified in writing of the Record Date at least five business days prior to such Record Date;

(c)     the disinterested members of the Board of Directors of the Company shall have approved the convening of a special meeting of the stockholders of the Company for the purpose of approving the Purchase Agreement and the transactions contemplated thereby (the “Meeting”) and authorized its directors to deliver a proxy statement (the “Parent Proxy Statement”) relating to the Meeting in accordance with Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to its security holders;

(d)     the Security Holder shall have received a fully executed copy of the Purchase Agreement in form and substance as attached hereto as Exhibit A;

(e)    the Security Holder shall have received a fully executed copy of the Voting Agreement, dated as of the date hereof, by and among the Company, STI, Sentinel; Mark K. Levenick; Jerrell G. Clay; Raymond P. Landry; Stephen P. Griggs; Robert D. Peltier; M. Flynt Moreland; and Troy D. Richard (the “Management Voting Agreement”);

(f)     the Security Holder shall have received a copy of the fairness opinion to be issued in connection with the transactions contemplated by the Purchase Agreement in form and substance reasonably satisfactory to the Security Holder, which fairness opinion Security Holder shall be entitled to rely upon;

(g)     the Security Holder shall have received a fully executed copy of the Stock Redemption Agreement, dated as of the date hereof, between the Company and the Security Holder (the “Stock Redemption Agreement”); and

(h)    the Security Holder shall have received a fully executed copy of the Reaffirmation, Ratification and Confirmation Agreement, dated as of the date hereof, from the Company and addressed to the Security Holder acknowledging, ratifying and confirming the matters set forth therein (the “Reaffirmation Agreement”).

ARTICLE II
REPRESENTATIONS OF THE SECURITY HOLDER

The Security Holder hereby represents to STI and Sentinel as follows:

2.1.	Due Authorization, Etc.

This Agreement has been duly authorized, executed and delivered by the Security Holder and constitutes the legal, valid and binding obligations of the Security Holder, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and(ii) as such obligations are subject to general principles of equity. Security Holder hereby acknowledges that it is the holder of the Note and has not assigned the Note to any other party.

ARTICLE III
REPRESENTATIONS OF THE COMPANY, ENGINEERING, SENTINEL AND STI

Each of the Company, Engineering, STI and Sentinel (collectively, the “Undersigned”) hereby represents to the Security Holder as to itself, individually:

3.1.	Due Authorization, Etc.

This Agreement has been duly authorized, executed and delivered by such Undersigned and constitutes a legal, valid and binding obligation of such Undersigned, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) as such obligations are subject to general principles of equity.

ARTICLE IV
COVENANTS

4.1.	Covenants of the Company.

The Company shall:

(a)     set a Record Date that is no later than January 13, 2006;

(b)     notify the Security Holder in writing of the Record Date at least five business days prior to such Record Date;

(c)     have taken, or shall have caused to be taken, all appropriate action on the part of each of the Company, Engineering, STI and Sentinel to effectuate the Transaction and evidence of such actions shall be provided to the reasonable satisfaction of Security Holder;

(d)     the Company shall give effect to the conversion of the Note in accordance with the terms thereof and promptly deliver to the Security Holder stock certificate(s) representing shares of Common Stock in an amount equal to conversion of the Note up to the Conversion Amount (collectively, the “Shares”);

(e)     cause its Board of Directors to call the Meeting and authorize its directors to deliver the Parent Proxy Statement relating to the Meeting to its security holders;

(f)    file a preliminary Parent Proxy Statement with the Securities and Exchange Commission in accordance with Section 14 of the Exchange Act;

(g)    mail the definitive Parent Proxy Statement to the stockholders of the Company holding as of the Record Date on or prior to February 28, 2006 (the “Mailing Date”); and

(h)    provide the Security Holder with an affidavit of mailing from the person mailing such definitive Parent Proxy Statement to the stockholders of the Company within two business days of mailing the definitive Parent Proxy Statement.

ARTICLE V
REDEMPTION UPON TERMINATION DATE

5.1.	Redemption Upon Termination Date.

The Company hereby acknowledges that Security Holder is converting the Note in reliance upon the covenants of the Company in Article IV hereof, and therefore agrees that if the Transaction has not been consummated by March 31, 2006 (the “Termination Date”), the Company shall immediately redeem the Shares issued upon conversion of the Note for cash in an amount equal to the sum of the Conversion Amount (the “Redemption Amount”). At any time, on or after March 31, 2006, the Security Holder is hereby authorized to apply the Collateral Deposit (as defined in the Cash Collateral Agreement) to the payment of the Redemption Amount due and owing to Security Holder pursuant to the terms hereof. The Company and Engineering further agree that the Redemption Amount and all other obligations hereunder shall be secured by the collateral granted under each security agreement entered into between the Security Holder and/or the Company, Engineering and any of their affiliates including, without limitation, the Cash Collateral Agreement. The obligations and agreements of any party under this Section 5.1 shall survive the termination of this Agreement.

ARTICLE VI
INDEMNIFICATION

6.1.	Indemnification.

Each of the parties hereby indemnifies and holds each other party and its directors, officers, employees, agents and stockholders (collectively, the “Indemnitees”) harmless against and in respect of any and all Damages (as defined herein) that any Indemnitee actually suffers or incurs as a result of a breach by such party of any of the representations set forth herein. As used in this Agreement, the term “Damages” shall include, as to any Indemnitee, any loss, damage, injury, liability, charge, cost or expense of any nature actually incurred (including reasonable attorneys’ and accountants’ fees), paid, suffered or borne by such Indemnitee as a result of a breach by such party of any of the representations set forth herein.

ARTICLE VII
MISCELLANEOUS

7.1.	Termination.

Subject to Section 5.1 hereof, this Agreement shall terminate automatically and without any action of any of the parties hereto and be of no further force and effect upon the earlier to occur of: (i) the Termination Date; (ii) the written mutual consent of the parties hereto, (iii) the failure of any party to comply with the conditions set forth in Section 1.2 which such failure shall have not been satisfied or waived by the Security Holder on or prior to the Record Date, or (iv) the Expiration Date (as defined below). No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination or from any obligation pursuant to a notice delivered on or before the date of such termination. As used herein, the “Expiration Date” shall mean the earlier to occur of (a) the occurrence of the closing of the transactions contemplated by the Purchase Agreement or (b) the termination of the Purchase Agreement according to its terms.

7.2.	Further Assurance.

From time to time, at the request of another party hereto and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7.3.	Certain Events; Successors.

Each party agrees that this Agreement and each party’s obligations hereunder shall be binding upon any person or entity which legally succeeds any party hereto or to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including, without limitation, any party’s successors or assigns.

7.4.	No Waiver.

The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

7.5.	Notice.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, the day of transmission if a business day or, if not, the next business day thereafter, if delivered by telecopier (with confirmation of receipt), the next business day if delivered by an internationally recognized overnight courier service, such as Federal Express, or the third business day if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to STI or Sentinel, to:

Sentinel Technologies, Inc. or Sentinel Operating, L.P.
c/o LLG, LLC
9423 Desert Willow Road
Highlands Ranch, Colorado 80129
Attention:   Jeffrey Galgano, Chief Financial Officer
Facsimile:   (303) 734-4733

with a copy to:

Hensley Kim & Edgington, LLC
1660 Lincoln Street
Suite 3050
Denver, Colorado 80264
Attention:    Darren R. Hensley, Esq.
       John P.J. Kim, Esq.
Fax: (720) 377-0777

If to the Company:

Tidel Technologies, Inc.
2310 McDaniel Drive
Carrollton, Texas 75006
Attn: Chairman
Fax: (972) 241-6229

With a copy to :

Adam W. Finerman
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
(212) 451-2289 phone
(212) 451-2222 fax
afinerman@olshanlaw.com

If to the Security Holder:

Laurus Master Fund, Ltd.
c/o M&C Corporate Services Limited
P.O. Box 309 GT
Ugland House
George Town
South Church Street
Grand Cayman, Cayman Islands
Facsimile:   345-949-8080

with a copy to:
Laurus Capital Management, LLC
825 Third Avenue, 14th Floor
New York, New York 10022
Facsimile: 212-541-4434
Attn: John Tucker, Esq.

7.6.	Effect of Headings.

The Article and Section headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

7.7.	Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.8.	Entire Agreement.

This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

7.9.	Assignment and Binding Effect.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment shall be void, except that STI may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect subsidiary of STI or to a successor corporation or other successor entity in the event of a merger, acquisition, consolidation or other transfer if each such assignee, prior to the completion of the assignment, shall have executed and delivered to Security Holder documents assuming the obligations of STI under this Agreement, such documents to be satisfactory to Security Holder in its reasonable discretion and provided further that the Security Holder may assign any or all of its rights, interests and obligations hereunder to any affiliate, member or limited or general partner of the Security Holder if each such assignee, prior to the completion of the assignment, shall have executed and delivered to STI documents assuming the obligations of the Security Holder under this Agreement, such documents to be satisfactory to LLC in its reasonable discretion. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

7.10.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of laws.

7.11.	Amendment and Modification.

This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

7.12.	Specific Performance; Injunctive Relief.

(a)     The parties hereto acknowledge that STI will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to STI upon any such violation, STI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to STI at law or in equity and the other parties hereto hereby waive any requirement for the security or posting of any bond in connection with such enforcement.

(b)     The parties hereto acknowledge that Security Holder will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Security Holder upon any such violation, Security Holder shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Security Holder at law or in equity and the other parties hereto hereby waive any requirement for the security or posting of any bond in connection with such enforcement.

7.13.	Counterparts.

This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as if the original counterpart had been delivered.

*   *   *   *   *

IN WITNESS WHEREOF, STI, Sentinel, the Company and the Security Holder have caused this Agreement to be executed as of the date first written above.

SENTINEL TECHNOLOGIES, INC.

/s/ Raymond P. Landry
By: Raymond P. Landry
Title: Chief Executive Officer

SENTINEL OPERATING, L.P.

By:	Sentinel Cash Systems, L.L.C.,
its general partner

/s/ Raymond P. Landry
By: Raymond P. Landry
Title: President

TIDEL TECHNOLOGIES, INC.

/s/ Jerrell G. Clay
By: Jerrell G. Clay
Title: Director

LAURUS MASTER FUND, LTD.

/s/ Eugene Grin
By: Eugene Grin
Title: Director